                                                                   EXHIBIT 10.13

FORM OF EMPLOYEE SUBSCRIPTION AGREEMENT

The following officers executed the attached form of subscription agreement with TNPC, Inc.:

Name                                                 Number of Shares
----                                                 ----------------
H. Eugene Lockhart                                       18,000
William I Jacobs                                         18,000
James P. Badum                                           18,000
David A. Eichinger                                       18,000
Marc E. Manly                                            18,000
A.S.A. Wyatt                                              6,000
Kathryn A. Johnson                                        5,000
Stephen A. Nolan                                         12,000
Timothy E. Vail                                          18,000
Kathleen E. Magruder                                      1,000
Jennifer H. Tektiriois                                   18,000
Rebecca M. George                                        18,000
Paul Halpern                                              8,000

                                                                      (Officers)

                              SUBSCRIPTION AGREEMENT

         THIS SUBSCRIPTION AGREEMENT (the "Agreement") is entered into between TNPC, Inc., a Delaware corporation (the "Company"), and the individual named on the signature page hereof ("Stockholder").

         WHEREAS, Stockholder has agreed to contribute cash to the Company in exchange for shares of non-voting common stock, par value $0.01 per share, of the Company ("Non-Voting Common Stock"); and

         WHEREAS, Stockholder and the Company wish to set forth the terms on which the shares of Non-Voting Common Stock will be issued to Stockholder.

         NOW, THEREFORE, for and in consideration of the foregoing premises, mutual covenants, rights and obligations set forth herein, the benefits to be derived therefrom and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by the parties hereto, the parties hereto agree as follows:

                                   ARTICLE I

                                  SUBSCRIPTION

         1.1 SUBSCRIPTION BY STOCKHOLDER. Stockholder hereby subscribes for and agrees to accept from the Company, and the Company agrees to issue and deliver to Stockholder, the number of shares of Non-Voting Common Stock set forth on the signature page hereto (the "Shares") in exchange for a cash payment by Stockholder to the Company in the amount of $2,159.76 per share. Stockholder shall make such cash payment on or before August 22, 2000, and the Company shall then issue to Stockholder such number of Shares subscribed for in this Agreement.

         1.2 AGREEMENT TO BE BOUND. Stockholder agrees that the Shares shall be subject to the terms of this Agreement and the certificate of incorporation and by-laws of the Company as they may be amended from time to time.

                                   ARTICLE II

                              GENERAL PROVISIONS;
                     REPRESENTATIONS, WARRANTIES AND COVENANTS

         2.1 BUSINESS OPPORTUNITY AGREEMENT. Stockholder hereby ratifies and approves the Business Opportunity Agreement dated January 6, 2000 by and between Enron Corp., an Oregon corporation, and the Company.

         2.2 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder represents and warrants to the Company that the following is true as of the date hereof:

               (a) Stockholder is acquiring the Shares for Stockholder's own account, solely for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares.

               (b) Stockholder understands that the Shares will not be registered under the Securities Act of 1933, as amended (the "Securities Act") or any federal or state law by reason of specific exemptions under the provisions thereof, the availability of which depends in part upon the bona fide nature of Stockholder's investment intent and upon the accuracy of Stockholder's representations made in this Section 2.2.

               (c) Stockholder understands that the Company is relying upon the representations and agreements contained in this Section 2.2 for the purpose of determining whether this transaction meets the requirements for such exemptions.

               (d) Stockholder is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

               (e) Stockholder has such knowledge, skill and experience in business, financial and investment matters that Stockholder is capable of evaluating the merits and risks of an investment in the Shares. Stockholder recognizes that an investment in the Shares is a speculative investment involving a high degree of risk. Stockholder is and will be able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, Stockholder is and will be able to hold the Shares for an extended period of time and will have a sufficient net worth to sustain a loss of Stockholder's entire investment in the Shares in the event such loss should occur.

               (f) Stockholder understands that the Shares will be "restricted securities" under applicable federal securities laws and that the Securities Act and the Securities and Exchange Commission (the "Commission") provide in substance that Stockholder may dispose of the Shares only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and Stockholder understands that the Company will have no obligation to register any of the Shares.

               (g) Stockholder has been furnished by the Company with information (or provided access to information) regarding the business and financial condition of the Company, its expected plans for future business activities, the attributes of the Shares and the merits and risks of an investment in the Shares that Stockholder has requested or otherwise needs to evaluate the investment in the Shares, including, but not limited to, a copy of the Company's draft registration statement on Form S-1 dated July 7, 2000.

         2.3 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents and warrants to Stockholder that the following is true as of the date hereof:

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has the corporate power and authority to carry on its business as presently conducted. The Company is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such qualification necessary, except to the extent that the failure to be so qualified would not have a material adverse effect on the financial condition, business or operations (a "Material Adverse Effect") on the Company and its subsidiaries taken as a whole, or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

               (b) The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereunder. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company.

               (c) This Agreement has been duly executed and delivered by the Company, and (assuming due execution and delivery of this Agreement by Stockholder) this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application referring to or affecting enforcement of creditors' rights and general principles of equity.

               (d) The Shares (including any shares of Common Stock issuable upon conversion thereof) issued by the Company to Stockholder are duly authorized, and when issued will be validly issued and fully-paid and non-assessable. No Person will have any preemptive or similar rights with respect to the Shares (including any shares of Common Stock issuable upon conversion thereof), except as have been effectively waived. As used herein, a "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

               (e) The execution, delivery and performance of this Agreement by the Company does not and will not (i)violate, conflict with or result in the breach of any provision of its certificate of incorporation or bylaws, (ii)conflict with or violate any law, governmental regulation or governmental order applicable to it or any of its assets, properties or businesses or (iii)conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the Company's assets or properties pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party or by which any of its assets or properties is bound or affected; except to the extent that any conflict under (ii) or (iii) above would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

               (f) The execution, delivery and performance of this Agreement by the Company does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any governmental or other regulatory authority or agency other than the filing of a Form D with the Commission.

                                  ARTICLE III

                            TRANSFERS OF SECURITIES

         3.1 GENERAL RULE. Any sale, assignment, exchange or other transfer or disposition, direct or indirect (collectively, a "Transfer"), by Stockholder of the Shares shall be governed by this Agreement. Notwithstanding the foregoing, the term "Transfer" shall not include (a) any disposition pursuant to an exchange, merger, recapitalization, consolidation or reorganization involving the Company in which securities of the Company or any other Person are issued in respect of the Shares or (b) a conversion of the Shares into shares of common stock, par value $0.01 per share, of the Company ("Common Stock"). Any attempted Transfer of all or any portion of the Shares, other than in accordance with the terms of this Agreement, shall be null and void.

         3.2 VOLUNTARY TRANSFER. Without first obtaining the Company's written consent, (a) prior to December 31, 2001, Stockholder shall not make any voluntary Transfer of the Shares, and (b), on or after December 31, 2001, Stockholder shall not make any voluntary Transfer of the Shares other than a Transfer for cash that complies with the provisions of Section 3.3 below.

         3.3   RIGHT OF FIRST REFUSAL.

               (a) On or after December 31, 2001, prior to any Transfer or attempted Transfer by Stockholder of some or all of the Shares (the "Offered Shares") for cash, Stockholder shall (i) give prior written notice (a "Transfer Notice") to the Company of Stockholder's intention to effect such Transfer, describing the terms and conditions of the proposed Transfer, including the identity of the prospective transferee(s), the number of shares of Offered Shares Stockholder desires to sell and the purchase price. After receipt of the Transfer Notice, the Company shall have the option for 30 days from the date of receipt of the Transfer Notice to elect to purchase all, but not less than all, of the Offered Shares upon the same terms and conditions as those set forth in the Transfer Notice by delivering a written notice (the "Election Notice") of such election to Stockholder within such 30-day period. Stockholder shall not consummate such Transfer until the earlier to occur of the lapse of the 30-day period or the date on which the Company notifies Stockholder in writing that it will not exercise its rights under this Section 3.3 (the "Authorization Date"). If the Company has elected not to purchase all of the Offered Shares or has failed to make a timely election, Stockholder may Transfer all, but not less than all, of the Offered Shares to the prospective transferee(s) thereof specified in the Transfer Notice, at a price and on terms no more favorable to such prospective transferee(s) than as specified in the Transfer Notice, during the 30-day period immediately following the Authorization Date, subject to Sections 3.7 and 3.8 hereof. Each of the certificates issued upon such Transfer shall bear the restrictive legends set forth in the second paragraph of Section 3.10 hereto, unless in the reasonable judgment of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. If the Offered Shares are not so transferred within such 30-day period, such Offered Shares must be re-offered to the Company in accordance with the provisions of this Section 3.3 if Stockholder still desires to Transfer the Offered Shares.

               (b) If the Company exercises the right to purchase the Offered Shares by timely delivery of the Election Notice, unless otherwise agreed by Stockholder and the Company, the closing will take place at the offices of the Company in Greenwich, Connecticut, or such other location as the Company's principal place of business may be, on the fifth business day after the date of the Election Notice. At the closing, the Company will pay the purchase price set forth in the Transfer Notice in cash (by certified or cashier's check) solely upon Stockholder's delivery to the Company of valid certificates evidencing all of the Offered Shares then being purchased pursuant to the Election Notice. Certificates representing the Offered Shares will be duly endorsed for transfer to the Company. By delivery of such certificates to the Company, Stockholder will be deemed to represent and warrant to the Company that the transferred Offered Shares are owned by Stockholder free and clear of all liens, adverse claims, and other encumbrances other than as provided in this Agreement. Stockholder will promptly perform, whether before or after any such closing, such additional acts (including, without limitation, executing and delivering additional documents) as are reasonably required by the Company to effect the transactions contemplated by this Section 3.3.

               (c) The rights of the Company under this Section 3.3 may be assigned or transferred in whole or in part by the Company, without any consent or other action on the part of any other party hereto, to any one or more affiliates of the Company (as defined for purposes of Rule 405 under the Securities Act, an "Affiliate").

         3.4 INVOLUNTARY TRANSFER. In the event of an involuntary Transfer of the Shares by Stockholder (including, but not limited to, Transfers resulting from death of Stockholder, the initiation of bankruptcy proceedings against Stockholder, the entry of a divorce decree directly involving Stockholder, the execution of either a judgment or a foreclosure by a court of law against Stockholder or any other event that would have the effect of forcing Stockholder to Transfer the Shares to a third party), Stockholder shall give written notice (an "Involuntary Transfer Notice") to the Company promptly after the occurrence of the event which caused such involuntary Transfer. After receipt of an Involuntary Transfer Notice, the Company shall have the option for 30 days from the date of receipt of the Involuntary Transfer Notice to elect to purchase such Stockholder's Shares within such 30-day period at their Fair Market Value. As used herein, Fair Market Value shall mean such reasonable and fair value as determined in good faith by the board of directors of the Company using a generally accepted method of valuation. In the event of the death of Stockholder, any Transfer of the Shares to the Stockholder's spouse or descendants shall not be subject to this Section 3.4 (but shall be subject to Section 3.7). In the event that Stockholder's employment with the Company is terminated by the Company for cause within the meaning of his or her employment agreement, such event shall be deemed to be an involuntary Transfer for purposes of this Section 3.4 and Stockholder shall be forced to offer to sell the Shares to the Company in compliance with this Section 3.4.

         3.5 DRAG ALONG RIGHTS. In connection with any Transfer by Enron Energy Services, LLC ("EES") and its Affiliates of all of their shares of Common Stock or securities convertible into or exercisable for Common Stock ("Common Stock Equivalents") to any transferee or group of related transferees (other than an Affiliate of EES), EES or its Affiliate shall have the right to require Stockholder to Transfer all, but not less than all, of the Shares to such transferee or transferees on the same terms and for the exact same consideration on a per share basis as received by EES or its Affiliate in such Transfer. Stockholder shall not be required to make any representations or warranties in connection with such Transfer other than representations and warranties as to (i) Stockholder's ownership of the Shares to be Transferred free and clear of all liens, claims and encumbrances,
(ii) Stockholder's power and authority to effect such Transfer and (iii) such matters pertaining to compliance with securities laws as the transferee may reasonably require. The closing of such purchase by the transferee shall be on the same date that the transferee acquires shares from EES or its Affiliate provided that Stockholder is given 10 days advance notice of such closing.

         3.6 TERMINATION OF CERTAIN TRANSFER PROVISIONS. Upon the consummation of a firm commitment underwritten public offering of Common Stock (an "Initial Public Offering"), Sections 3.2, 3.3, 3.4, 3.5 and 3.7 hereof shall automatically terminate. The Company shall be under no obligation to undertake the filing or completion of an Initial Public Offering.

         3.7 CONDITIONS TO TRANSFERS; CONTINUED APPLICABILITY OF AGREEMENT. As a condition to any Transfer permitted under this Agreement, any transferee of the Shares shall be required to become a party to this Agreement by executing an Adoption Agreement in substantially the form of EXHIBIT A hereto, and shall have all the obligations of a party hereunder and the rights that are expressly provided for herein. If any Person acquires Shares from a party to this Agreement in a Transfer notwithstanding such Person's failure to execute an Adoption Agreement in accordance with the preceding sentence, such Person and such Shares shall be subject to this Agreement, even if such Person is not a party to this Agreement.

         3.8 TRANSFERS SUBJECT TO COMPLIANCE WITH SECURITIES ACT. Stockholder acknowledges that the Shares have not been registered under the Securities
Act and agrees that no sale, transfer, assignment, hypothecation or other disposition of the Shares shall be made in the absence of (a) a current registration statement under the Securities Act as to the Shares and the registration or qualification of the Shares under any applicable state securities laws that is then in effect or (b) an opinion of counsel reasonably satisfactory to the Company to the effect that such registration or qualification is not required.

         3.9 LOCK-UP AGREEMENT. In connection with any Initial Public Offering, Stockholder agrees to enter into an agreement on such terms as may be reasonably requested by the underwriters for the public offering not to directly or indirectly, sell, transfer or otherwise dispose of or transfer the economic benefits and burdens of, any of the Shares for a period of time following such Initial Public Offering as such underwriter may reasonably request but not to exceed 180 days.

         3.10 RESTRICTIVE LEGENDS. Each certificate representing Shares held by Stockholder, and each certificate representing Shares issued to any subsequent transferee, shall be stamped or otherwise imprinted with a legend in substantially the following form:

               THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN A SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND STOCKHOLDER, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

               THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE SECURITY MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (A) A CURRENT REGISTRATION STATEMENT UNDER THE SECURITIES ACT AS TO THE SECURITY AND THE REGISTRATION OR QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS THAT IS THEN IN EFFECT OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

         3.11 OTHER ACTION. The Company and Stockholder shall use reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated hereunder, including, without limitation, using reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of the competent governmental entities.

                                   ARTICLE IV

                                 MISCELLANEOUS

         4.1 ENTIRE AGREEMENT; TERMINATION OF PRIOR AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

         4.2 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended only by a written instrument signed by the parties hereto. The provisions hereof may be waived in writing by the parties hereto. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

         4.3 REGISTRATION OF TRANSFERS. If, in the reasonable judgment of counsel to the Company, a proposed Transfer by Stockholder would constitute a violation of this Agreement, then the Company may refuse to register such proposed Transfer of Shares on the stock transfer records of the Company and give related instructions to its stock transfer agent, if any, to stop the registration of such proposed Transfer of Shares to the extent reasonably necessary to avoid such violation.

         4.4   NOTICES.

               (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, telecopied or mailed (by registered or certified mail, postage prepaid) as follows:

                    (i) If to Stockholder, then to the address set forth on the signature page hereto.

                    (ii)  If to the Company, then to:

                          TNPC, Inc.
                          10 Glenville Street
                          Greenwich, Connecticut 06831
                          Attention: General Counsel
                          Facsimile: (203) 531-0404

               (b)  Each such notice or other communication shall be effective
         (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section4.4(a) (with confirmation of transmission), or (ii) if given by any other means, when delivered at the address specified in Section 4.4(a). Any party by notice given in accordance with this Section 4.4 to the other party may designate another address (or telecopier number) or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

         4.5   GOVERNING LAW.

               (a) THIS AGREEMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF.

               (b) THE PARTIES AGREE THAT THE STATE OF DELAWARE SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION OVER ANY ACTION BROUGHT TO ENFORCE THE TERMS OF THIS AGREEMENT AND THAT THE PARTIES

         HEREBY CONSENT TO SUITS IN THE COURTS OF THE STATE OF DELAWARE AND WAIVE THE DEFENSES OF PERSONAL JURISDICTION, SERVICE AND VENUE.

         4.6 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term, provision, covenant or restriction is invalid, void or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         4.7 COUNTERPARTS. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

         4.8 ASSIGNMENT. Except as expressly provided herein, this Agreement shall not be assigned by any party without the express written consent of the other party hereto (which consent may be granted or withheld in the sole discretion of any party).

         4.9 THIRD PARTY BENEFICIARY. As a result of the rights granted to EES in Section 3.5 hereof, EES shall be considered a third party beneficiary of this Agreement entitled to enforce such provision as though it were a party hereto.



                            (SIGNATURE PAGE FOLLOWS)

                                   *  *  *  *  *

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the ___ day of July, 2000.

                                       TNPC, INC.


                                       By:
                                          ---------------------------------
                                       Name:
                                            -------------------------------
                                       Title:
                                             ------------------------------


                                       STOCKHOLDER*


                                       ------------------------------------
                                       Name:
                                            -------------------------------
                                       Address:
                                               ----------------------------
                                       Facsimile:
                                                 --------------------------
                                       State of principal residence:
                                                                    -------
                                       Number of Shares:
                                                        -------------------


* Stockholder certifies that he or she is an "accredited investor" as defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act by initialing one or more of the categories below for which Stockholder qualifies:

----------     (a)  A natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000.

----------     (b)  A natural person who had an individual income in excess of
                    $200,000 in each of the last two years or joint income with his or her spouse in excess of $300,000 in each of the last two years and who reasonably expects to reach the same level of individual or joint income this year.

                                    SPOUSAL CONSENT

         The spouse of Stockholder is aware of, understands and consents to the provisions of the foregoing Agreement and its binding effect upon any community property interest or marital settlement awards he or she may now or hereafter own or receive, and agrees that the termination of such spouse's marital relationship with Stockholder for any reason shall not have the effect of removing any Shares subject to this Agreement from coverage thereof and such spouse's awareness, consent and agreement is evidenced by his or her signature below.


                                       ----------------------------------

                                                                      EXHIBIT A

                                   ADOPTION AGREEMENT

         This Adoption Agreement ("Adoption") is executed pursuant to the terms of the Subscription Agreement dated as of July __, 2000 between TNPC, Inc. (the "Company") and _______________ ("Stockholder") (the "Subscription Agreement"), a copy of which is attached hereto by the transferee ("Transferee") executing this Adoption Agreement. By the execution of this Adoption Agreement, the Transferee agrees as follows:

         1. ACKNOWLEDGMENT. Transferee acknowledges that Transferee is acquiring shares of Non-Voting Common Stock from a stockholder of the Company, subject to the terms and conditions of the Subscription Agreement. Capitalized terms used herein without definition are defined in the Subscription Agreement and are used herein with the same meanings set forth therein.

         2. AGREEMENT. Transferee (a) agrees that the shares of Non-Voting Common Stock acquired by Transferee shall be bound by and subject to the terms of the Subscription Agreement and (b) hereby joins in, and agrees to be bound by, the Subscription Agreement with the same force and effect as if he were originally a party thereto. Transferee represents and warrants that all of the representations and warranties made by Stockholder in Section 2.2 of the Subscription Agreement are true and correct as to the Transferee as if such Transferee were Stockholder.

         3. NOTICE. Any notice required as permitted by the Subscription Agreement shall be given to Transferee at the address listed below Transferee's signature below.

         EXECUTED AND DATED on this _____ day of ____________, ________.


                                       TRANSFEREE:


                                       By:
                                          ----------------------------------
                                       Notice
                                       Address:
                                               -----------------------------
                                               -----------------------------
                                               -----------------------------